Exhibit 10.1

AMENDMENT NUMBER FIVE

to the

THIRD AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT

Dated as of June 7, 2022,

among

OP SPE BORROWER PARENT, LLC,

OP SPE PHX1, LLC,

OP SPE TPA1, LLC,

WELLS FARGO BANK, N.A.

and

CITIBANK, N.A.

This AMENDMENT NUMBER FIVE (this “Amendment Number Five”) is made this 28th day of June, 2024 (the “Amendment Effective Date”), among OP SPE BORROWER PARENT, LLC (“Parent Borrower”), OP SPE PHX1, LLC and OP SPE TPA1, LLC; (each, a “Borrower” and collectively with Parent Borrower, “Borrowers”) and CITIBANK, N.A. (“Lender”), and acknowledged by WELLS FARGO BANK, N.A. (“Calculation Agent” and “Paying Agent”), to the Third Amended and Restated Master Loan and Security Agreement, dated as of June 7, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrowers, Lender and Calculation Agent and Paying Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

RECITALS

WHEREAS, Borrowers and Lender have agreed to amend the Loan Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Borrowers represent to Lender that the Relevant Parties are in full compliance with all of the terms and conditions of the Loan Agreement and each other Loan Document and no Default or Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of the Amendment Effective Date, the Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended by adding the following definitions of “Amortization Option”, “Amortization Period”, “Facility LTV Deficiency” and “Revolving Period” in the appropriate alphabetical order:

“Amortization Option” shall mean, Lender’s option, in its sole discretion by providing written notice (which may be by electronic mail) to Borrowers on the last day of the Revolving Period, to treat the facility provided under this Loan Agreement as fully amortizing.

“Amortization Period” shall mean, solely in the event Lender exercises the Amortization Option, the period commencing on the last day of the Revolving Period and ending on the Maturity Date. For the avoidance of doubt, no new Advances are permitted during the Amortization Period (including, without limitation, any new Advances in respect of the Committed Amount).

“Facility LTV Deficiency” shall have the meaning set forth in the Pricing Side Letter.

“Revolving Period” shall mean the period commencing on the Effective Date and ending on the earlier of (i)(a) December 26, 2025, or (b) to the extent Lender has not exercised the Amortization Option, the Maturity Date, and (ii) the date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law or the Loans hereunder have become due and payable hereunder in accordance with Section 9.

(b) Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” shall mean (i) June 26, 2026, or (ii) such earlier date on which the Loans hereunder have become due and payable hereunder in accordance with Section 9.

(c) Section 2.01 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

2.01 Advances.

(a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and subject to 2.03(a) and (b) below, Lender shall, with respect to the Committed Amount and may, with respect to the Uncommitted Amount, from time to time, during the Revolving Period, as requested by Borrowers on the terms and conditions of this Loan Agreement, make loans (individually, an “Advance,” collectively, the “Advances” or the “Loan”) to a Borrower in Dollars, on any Business Day from and including the Effective Date to but excluding the Revolving Period in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Credit; provided, however, that in no event shall Lender be required to make any Advance which would result in a Borrowing Base Deficiency or would cause the amount of the Loan to exceed the Maximum Credit. Lender shall have the obligation, subject to the terms and conditions of the Loan Documents, to make Advances up to the Committed Amount and shall have no obligation to make Advances with respect to the Uncommitted Amount, which Advances may be made in the sole discretion of Lender. All Advances hereunder shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up to the Uncommitted Amount.

(b) Subject to the terms and conditions of this Loan Agreement, Borrowers may borrow and reborrow, during the Revolving Period, and repay hereunder without any penalty to any Relevant Party.

(d) Clause (i) and clause (v) of Section 2.03(c) of the Loan Agreement are hereby amended by deleting each such clause in its entirety and replacing it with the following, respectively:

(i)

Unless otherwise agreed, a Borrower shall request an Advance which shall be secured by Pledged Equity, the value of which Pledged Equity shall be based on the aggregate Collateral Value of the Contributed Properties owned by or contributed to such Borrower, and any additional Properties proposed to be owned by or contributed to such Borrower and included in the Borrowing Base, on any Business Day during the period from and including the Effective Date to but excluding the Revolving Period, by delivering (i) to

Lender and Diligence Agent, a Property Schedule, no later than 11:00 a.m. (New York City time) one (1) Business Day prior to the proposed Funding Date (or such lesser period of time as Lender may agree), (ii) to Lender and Calculation Agent, a Property Schedule and draft Notice of Borrowing and Pledge, no later than 11:00 a.m. (New York City time) one (1) Business Day prior to the proposed Funding Date (or such lesser period of time as Lender may agree) (iii) with respect to newly Contributed Properties, to Diligence Agent, the Property Files for each Eligible Property not previously included in the Borrowing Base by the times set forth herein. For the avoidance of doubt, any Borrower may request an Advance concurrently with any notices requesting confirmation of eligibility pursuant to Section 2.03(a).

(v)

Upon a Borrower’s request for an Advance pursuant to Section 2.03(c)(i) above, Lender shall, assuming all conditions precedent set forth in this Section 2.03 and in Sections 5.01 and 5.02 have been met, and provided no Default which has not been cured to Lender’s satisfaction or waived shall have occurred and provided the Amortization Period is not in effect, on the requested Funding Date make an Advance in an amount which would not cause the aggregate amount of Advances then outstanding to exceed the lesser of (i) the Maximum Credit and (ii) the Borrowing Base in effect as of such date. Subject to the foregoing, such borrowing will be made available to a Borrower by Lender transferring, via wire transfer to the Paying Agent, in immediately available funds the aggregate amount of such borrowing, and the Paying Agent shall promptly transfer the amounts so received to the Borrowers via wire transfer pursuant to wire transfer instructions provided by Borrower on or prior to such Funding Date or, if an Advance is not made on such date because any condition precedent herein specified shall not have been met, Lender shall provide written instructions to the Paying Agent to return the amounts so received to Lender.

(e) Section 2.06 of the Loan Agreement is hereby amended by adding the following new Section 2.06(d) at the end of such Section 2.06:

(d) If on any Payment Date, Funding Date or Repayment Date, a Facility LTV Deficiency is in existence, as determined by Calculation Agent and notified to Borrowers, the Borrowers shall, on such date of determination, and in accordance with Section 3.05(b), make a mandatory prepayment of the Advances in part or in whole, such that no Facility LTV Deficiency exists after giving effect to such prepayment.

(f) Section 3.05(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

(b) During the Revolving Period and to the extent that no Default or Event of Default has occurred and is continuing, the Paying Agent shall on each Payment Date, Funding Date and Repayment Date (in accordance with the Payment Date Report as approved by the Lender in accordance with Section 3.05(d) below), apply such Income on deposit in the Collection Account in the following order of priority:

first, to Paying Agent, for the account of the appropriate Agent or Diligence Agent, as applicable, any regularly scheduled fees, expenses, and any Calculation Agent Indemnity Amounts and Paying Agent Indemnity Amounts due and owing to the Agents or Diligence Agent, as applicable (including, without limitation, the Calculation Agent Fee, the Paying Agent Fee and the Diligence Agent Fee);

second, to pay to Paying Agent, for the account of Lender an amount equal to any fees (other than any Commitment Fee or Non-Utilization Fee), expenses and indemnity amounts due to Lender;

third, only if such date is a Payment Date, to pay to Paying Agent, for the account of Lender an amount equal to the amount of any Commitment Fee and Non-Utilization Fee for such period and any accrued and unpaid interest on the Loans for the Interest Period then ending;

fourth, to pay Paying Agent, for the account of Lender an amount equal to reduce the outstanding Advances with respect to any Properties that have been sold or transferred to zero;

fifth, to pay to Paying Agent, for the account of Lender an amount sufficient to eliminate any Borrowing Base Deficiency;

sixth, to pay to Paying Agent, for the account of Lender and held in the Collection Account an amount necessary to fully satisfy the Required Reserve Amount;

seventh, to pay to Paying Agent, for the account of Lender an amount sufficient to eliminate any Facility LTV Deficiency;

eighth, to pay to Asset Manager an amount equal to the Asset Management Fees and permitted expenses then due and owing to Asset Manager in accordance with the Loan Documents; and

ninth, 100% of the remaining amount less the Required Reserve Amount shall be paid to or at the direction of Borrowers.

(g) Section 3.05(c) of the Loan Agreement is hereby amended by deleting the lead-in paragraph therein in its entirety and replacing it with the following:

(c) During the Amortization Period or to the extent that a Default has occurred and is continuing or an Event of Default has occurred, Paying Agent shall (in accordance with the Payment Date Report as approved by Lender in accordance with Section 3.05(d) below) on each Payment Date, Funding Date and Repayment Date, to apply 100% of such Income on deposit in the Collection Account in the following order of priority:

(h) Section 5.02(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

(a) No Amortization Period, Default or Event of Default shall have occurred under this Loan Agreement and there shall exist no default under any Mezzanine Financing Facility entered into by any Relevant Party;

SECTION 2. Effectiveness. This Amendment Number Five shall become effective as of the date that Lender shall have received:

(a)	counterparts of this Amendment Number Five duly executed by each of the parties hereto; and

(b)	counterparts of that certain Amendment Number Four to the Third Amended and Restated Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

SECTION 3. Fees and Expenses. Borrowers jointly and severally agree to pay to Lender all reasonable out of pocket costs and expenses incurred by Lender in connection with this Amendment Number Five (including all reasonable fees and out of pocket costs and expenses of Lender’s legal counsel) in accordance with Section 14.03 of the Loan Agreement.

SECTION 4. Representations. Borrowers hereby represent to Lender that as of the date hereof, the Relevant Parties are in full compliance with all of the terms and conditions of the Loan Agreement and each other Loan Document and no Default or Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document.

SECTION 5. Binding Effect; Governing Law. This Amendment Number Five shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER FIVE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment Number Five may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree this Amendment Number Five, any documents to be delivered pursuant to this Amendment Number Five and any notices hereunder may be transmitted between them by e-mail and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files and signatures executed using third party electronic signature capture service providers, which comply with the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state law based on the Uniform Electronic Transactions Act, shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 7. Limited Effect. Except as amended hereby, the Loan Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Five need not be made in the Loan Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrowers and Lender have caused this Amendment Number Five to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

OP SPE BORROWER PARENT, LLC, as Parent Borrower

By:	/s/ Peter Knag
Name: Peter Knag
Title: Chief Financial Officer

[Amendment Number Five to Third A&R MLSA (Citi-Offerpad) (2024)]

OP SPE PHX1, LLC, as a Borrower

By:	/s/ Peter Knag
Name: Peter Knag
Title: Chief Financial Officer

[Amendment Number Five to Third A&R MLSA (Citi-Offerpad) (2024)]

OP SPE TPA1, LLC, as a Borrower

By:	/s/ Peter Knag
Name: Peter Knag
Title: Chief Financial Officer

[Amendment Number Five to Third A&R MLSA (Citi-Offerpad) (2024)]

CITIBANK, N.A., as Lender

By:	/s/ Arunthathi Theivakumaran
Name: Arunthathi Theivakumaran
Title: Vice President

[Amendment Number Five to Third A&R MLSA (Citi-Offerpad) (2024)]

Acknowledged as of the date first above written:

WELLS FARGO BANK, N.A., as Calculation Agent and Paying Agent

By:	Computershare Trust Company, N.A., as Agent

By:	/s/ Scott Little
Name:	Scott Little
Title:	Vice President

[Amendment Number Five to Third A&R MLSA (Citi-Offerpad) (2024)]